UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 29, 2018

Bank First National Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	001-38676	39-1435359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

402 North 8th Street, Manitowoc, WI	54220
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(920) 652-3100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for company with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) Previous Independent Registered Public Accounting Firm

On November 29, 2018, the Audit Committee of the Board of Directors (the "Audit Committee") of Bank First National Corporation (the "Company") approved the dismissal of CliftonLarsonAllen LLP (“CLA”) as the Company’s independent registered public accounting firm, effective November 29, 2018. The Company provided CLA with notice of such dismissal on November 29, 2018.

On February 27, 2018 the Audit Committee approved CLA to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2018. Therefore, CLA has not audited the Company’s financial statements for the two most recent fiscal years, and hence there is no report of CLA that contains any adverse opinion or disclaimer of opinion, or is qualified or modified as to uncertainty, audit scope or accounting principles. In addition, during the interim period from February 27, 2018 through November 29, 2018, there were no “disagreements” (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and CLA on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to CLA’s satisfaction, would have caused CLA to make reference in connection with CLA’s opinion to the subject matter of the disagreement.

The Company provided CLA with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested that CLA furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter from CLA, dated December 6, 2018, is filed as Exhibit 99.1 (which is incorporated by reference herein) to this Current Report on Form 8-K.

(b) New Independent Registered Public Accounting Firm

On November 29, 2018, the Audit Committee made the decision to engage Porter Keadle Moore, LLC ("PKM") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018. PKM has previously served as the Company’s independent registered accounting firm during the years ended December 31, 2017 and 2016, and the subsequent interim period from January 1, 2018 through February 27, 2018 when PKM was dismissed and CLA was approved. PKM was also engaged on a one-time basis from May 24, 2018 to August 15, 2018 to reissue its report on the Company’s consolidated financial statements for the years ended December 31, 2017 and 2016 under the standards of the Public Company Accounting Oversight Board in connection with the Company’s filing of its Form 10 Registration Statement with the Securities and Exchange Commission.

Therefore, during the years ended December 31, 2017 and 2016 and the subsequent interim period from January 1, 2018 through February 27, 2018 and from May 24, 2018 through August 15, 2018, (1) the Company has consulted PKM regarding the application of accounting principles to a number of transactions and audit opinions on the Company’s financial statements, and PKM has provided written reports and/or oral advice to the Company that PKM concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issues, and (2)(i) the Company did not have any disagreements with PKM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PKM, would have caused PKM to make reference to the subject matter of the disagreements in connection with its report on the consolidated financial statements for such periods, and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

In addition, during the interim period from February 27, 2018 through May 24, 2018 and from August 15, 2018 through November 29, 2018, the Company did not consult PKM regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that PKM concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, and (2) any matter that was the subject of a “disagreement” or a “reportable event”, each as defined in Regulation S-K Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit
99.1	Letter from CliftonLarsonAllen LLP, dated December 6, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK FIRST NATIONAL CORPORATION

Date: December 6, 2018	By:	/s/ Kevin LeMahieu
Kevin LeMahieu
Chief Financial Officer